Exhibit 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Victor J. Coleman, Chief Executive Officer, and Harout K. Diramerian, Chief Financial Officer of Hudson Pacific Properties, Inc. in its capacity as sole general partner of Hudson Pacific Properties, L.P. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) the Quarterly Report on Form 10-Q for the period ended June 30, 2020 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	July 31, 2020	/s/ VICTOR J. COLEMAN
Victor J. Coleman Chief Executive Officer Hudson Pacific Properties, Inc., sole general partner of Hudson Pacific Properties, L.P.

Date:	July 31, 2020	/s/ HAROUT K. DIRAMERIAN
Harout K. Diramerian Chief Financial Officer Hudson Pacific Properties, Inc., sole general partner of Hudson Pacific Properties, L.P.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.